                               SCHEDULE 14A
                              (Rule 14a-101)

                  INFORMATION REQUIRED IN PROXY STATEMENT
                         SCHEDULE 14A INFORMATION
        Proxy Statement Pursuant to Section 14(a) of the Securities
                Exchange Act of 1934 (Amendment No. _____)


Filed by the registrant  /X/
Filed by a party other than the registrant / /

Check the appropriate box:
     /X/  Preliminary proxy statement
     / /  Definitive proxy statement
     / /  Definitive additional materials
     / /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12



                        Biopool International, Inc.
___________________________________________________________________________
             (Name of Registrant as Specified in Its Charter)



                        Biopool International, Inc.
___________________________________________________________________________
                (Name of Person(s) Filing Proxy Statement)

                        BIOPOOL INTERNATIONAL, INC.

                 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          To Be Held May 29, 1997

TO THE STOCKHOLDERS OF
 BIOPOOL INTERNATIONAL, INC.:

     You are cordially invited to attend the Annual Meeting of Stockholders of Biopool International, Inc., which will be held at the DoubleTree Hotel, 2055 Harbor Boulevard, Ventura, California 93001, on Thursday, May 29, 1997, at 2:30 p.m. Pacific time, to consider and act upon the following matters:

1.   The election of directors; and

2. The approval of an amendment to the Company's Certificate of Incorporation which would create and authorize for issuance a new class of up to 10,000,000 shares of Preferred Stock, par value $0.001 per share, in such amounts and in one or more classes or series and with such rights, preferences, privileges and restrictions for each class or series as the Board of Directors of the Company may from time to time determine; and

3. Such other business as may properly come before the Meeting or any adjournments thereof.


     Only holders of record of Common Stock of the Company at the close of business on March 31, 1997 will be entitled to notice of and to vote at the Annual Meeting and any adjournments of the Annual Meeting.


     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. YOU ARE INVITED TO ATTEND THE MEETING IN PERSON, BUT WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. IF YOU DO ATTEND THE MEETING, YOU MAY, IF YOU PREFER, REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                              By Order of the Board of Directors

                              /s/ Michael D. Bick, Ph.D.
                              --------------------------
                              Michael D. Bick, Ph.D.
                              Chief Executive Officer


6025 Nicolle Street
Ventura, California 93003
(805) 654-0643
April 25, 1997

                        BIOPOOL INTERNATIONAL, INC.
                             _________________

                              PROXY STATEMENT

                      ANNUAL MEETING OF STOCKHOLDERS

                          To Be Held May 29, 1997


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Biopool International, Inc., a Delaware corporation (the "Company") for use at the Annual Meeting of Stockholders to be held at the DoubleTree Hotel, 2055 Harbor Boulevard, Ventura, California 93001, on Thursday, May 29, 1997, at 2:30 p.m. Pacific time. Accompanying this Proxy Statement is the Board of Directors' Proxy for the Annual Meeting, which you may use to indicate your vote as to the proposals described in this Proxy Statement.

     All Proxies which are properly completed, signed and returned to the Company prior to the Annual Meeting, and which have not been revoked, will be voted in favor of the proposals described in this Proxy Statement unless otherwise directed. A stockholder may revoke his or her Proxy at any time before it is voted either by filing with the Secretary of the Company, at its principal executive offices, a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and expressing a desire to vote his or her shares in person.

     The close of business on March 31, 1997 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournments of the Annual Meeting. As of the record date, the Company had outstanding 8,579,269 shares of Common Stock, par value $.01 per share, the only outstanding voting security of the Company. As of the record date, the Company had approximately 251 stockholders of record. A stockholder is entitled to cast one vote for each share held on the record date on all matters to be considered at the Annual Meeting.

     The Company's principal executive offices are located at 6025 Nicolle Street, Ventura, California 93003. This Proxy Statement and the accompanying proxy were mailed to stockholders on or about April 28, 1997.


                             PROPOSAL NO. 1

                           ELECTION OF DIRECTORS

     In accordance with the Certificate of Incorporation and Bylaws of the Company, the Board of Directors consists of not less than three nor more than seven members, the exact number to be determined by the Board of Directors. At each annual meeting of the stockholders of the Company, directors are elected for a one year term. The Board of Directors is currently set at four members. At the 1997 Annual Meeting, each director will be elected for a term expiring at the 1998 annual meeting. The Board of Directors proposes the nominees named below.

     Unless marked otherwise, proxies received will be voted FOR the election of the each of the nominees named below. If any such person is unable or unwilling to serve as a nominee for the office of director at the date of the Annual Meeting or any postponement or adjournment thereof, the proxies may be voted for a substitute nominee, designated by the proxy holders or by the present Board of Directors to fill such vacancy. The Board of Directors has no reason to believe that any such nominee will be unwilling or unable to serve if elected a director.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE DIRECTORS NOMINATED HEREIN.

     The Board of Directors proposes the election of the following nominees as members of the Board of Directors:

                         Michael D. Bick, Ph.D.
                         Andrew L. Cerskus, Ph.D.
                         Douglas L. Ayer
                         N. Price Paschall


INFORMATION WITH RESPECT TO EACH DIRECTOR, NOMINEE AND CERTAIN OFFICERS.

     The following table sets forth certain information with respect to each director, nominee and other officers of the Company as of April 25,
1997.
                                                                  DIRECTOR/
                                                                   OFFICER
NAME                      AGE      POSITION                          SINCE
Michael D. Bick, Ph.D.    52       President, Chief Execu-            1991
                                     tive Officer, Director
Andrew L. Cerskus, Ph.D.  44       Director                           1990
Lewis J. Kaufman          63       Director                           1993
Douglas L. Ayer           59       Director                           1993
N. Price Paschall         48       Director Nominee                     --

OTHER OFFICERS:

Robert K. Foote           52       Chief Financial Officer,           1996
                                     Corporate Secretary
Keith R. Gould            62       Executive Vice President           1996
                                     Sales and Marketing

     All officers are appointed by and serve at the discretion of the Board of Directors. There are no family relationships between any directors or officers of the Company.

     MICHAEL D. BICK, PH.D. was elected Chief Executive Officer in August 1991, Chairman of the Board in July 1993 and President in January 1996. In 1988, Dr. Bick founded the Company's MeDiTech subsidiary, and was President and Chief Executive Officer thereof from that time until it was acquired by the Company in January 1992. Dr. Bick received a Ph.D. in Molecular Biology from the University of Southern California in 1971.

     ANDREW L. CERSKUS, PH.D. has served since January 1996 as the President of MBI Fermentas Inc., an Ontario (Canada) corporation which develops and markets enzymes and kits used in molecular biology (DNA) research throughout Canada and the United States. From November 1989 until December 1995, Mr. Cerskus served as President and Chief Operating Officer of the Company. He concurrently served as President and Chief Executive Officer of Biopool Canada since he founded that subsidiary in 1983 until December 1995. Dr. Cerskus received a Ph.D. degree in 1980 from the University of Western Ontario.

     LEWIS J. KAUFMAN has been President of L.J. Kaufman & Co., Inc., a financial advisory firm in Los Angeles, since 1988.

     DOUGLAS L. AYER is currently President and Managing Partner of International Capital Partners of Stamford, CT. Mr. Ayer was previously Chairman and Chief Executive Officer of Cametrics, a manufacturer of precision metal components, and has held executive positions at Paine Webber and McKinsey & Co., Inc. Mr. Ayer also serves as a director (and is a member of the Compensation Committee) of Bio Dental Technologies Corp., a publicly traded distributor of dental supplies.

     N. PRICE PASCHALL is the founder and Managing Partner of HealthCare Capital Advisors since 1993. HealthCare Capital Advisors provides merger and acquisition advise to middle market companies, focusing on the medical service industry. Mr. Paschall has been active in providing corporate finance advice for 15 years. Prior to HealthCare Capital, Mr. Paschall was a Vice Chairman and founder of Shea, Paschall and Powell-Hambros Bank (SPP Hambros & Co.), a firm specializing in mergers and acquisitions serving clients worldwide. Mr. Paschall is also a director of Advanced Materials Group Inc. (NASDAQ - ADMG). He holds a degree in Business Administration from California Polytechnic University in Pomona.

     ROBERT K. FOOTE, CPA, joined the Company as Chief Financial Officer on November 1, 1996. He was appointed Corporate Secretary on January 14, 1997. Prior to joining the Company, he was the CFO and Corporate Secretary of H&H Oil Tool Co., Inc. traded on the NASDAQ National Market System. Mr. Foote received a B.S. degree in accounting and business administration from Brigham Young University in 1974.

     KEITH R. GOULD became Executive Vice President Sales and Marketing on April 1, 1996. Mr. Gould joined the Company in January 1994 as Vice President Sales & Marketing. Prior to joining the Company from January 1984 until December 1993, Mr. Gould served as Vice President Sales & Marketing for Medical Analysis Systems, Inc., a privately held manufacturer of clinical chemistry reagents and control products, where he was responsible for worldwide sales and marketing activities.

     During the fiscal year ended December 31, 1996, the Board of Directors met 4 times. Each director attended in excess of 75% of all meetings of the Board of Directors held during the year.

     The Board of Directors has not established an Audit Committee of the Board of Directors. The Board of Directors directly oversees the work of the Company's auditors with respect to financial and accounting matters. The Board of Directors has a Compensation Committee, which met 4 times during fiscal 1996. The function of the Compensation Committee is to review and make recommendations with respect to compensation of executive officers and key employees. Messrs. Ayer and Kaufman were members of the Compensation Committee. The Company does not have a standing Nominating Committee.

     Each of Messrs. Foote, Cerskus and Ayer filed an Annual Statement of Beneficial Ownership on Form 5 in February 1997 with respect to changes in their respective beneficial ownership of the Company's securities which, in each case, should have been reported on a Statement of Changes in Beneficial Ownership on Form 4 during fiscal 1996.


                             PROPOSAL NO. 2

          AMENDMENT OF CERTIFICATE OF INCORPORATION AUTHORIZING
                             PREFERRED STOCK

REASONS FOR AND POSSIBLE EFFECTS OF PROPOSAL NO. 2

     The Board of Directors recommends that the Company's Certificate of Incorporation authorize the issuance of up to 10,000,000 shares of Preferred Stock, par value $0.001 per share (the "Preferred Stock"). The proposed amendment is intended to provide the Company with desired flexibility in connection with possible acquisitions and other corporate purposes, in meeting its future needs for raising capital. The Board of Directors believes that the complexity of modern business financing and acquisition transactions requires greater flexibility in the Company's capital structure than now exists under the Company's charter documents, and will be critical to the success of the Company's growth and expansion plans in the future. The Preferred Stock would be available for issuance from time to time as determined by the Board of Directors of the Company for any proper corporate purpose. Such purposes might include, for example, issuance in public or private sales for cash as a means of obtaining additional capital for use in the Company's business and operations, and issuance as part or all of the consideration required to be paid by the Company for acquisitions of other businesses or properties.
The Company's recent acquisition of the Blood Group Serology Division of Organon Teknika Corporation demonstrates the Company's ability to expand its operations by acquisition. The proposed change to the Certificate of Incorporation will give the Company greater latitude to complete similar acquisitions in the future.

     If approved, the Board of Directors would have the authority to issue the authorized and unissued Preferred Stock in one or more series with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors would be empowered, without further stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Company's Common Stock. It is not possible to state the precise effect that the authorization of the Preferred Stock would have upon the rights of holders of the Company's Common Stock until the Board of Directors of the Company determined the respective rights, preferences, privileges and restrictions of the holders of one or more classes or series of the Preferred Stock. However, such effect might include: (a) reduction of the amount otherwise available for payment of dividends on the Common Stock, to the extent dividends are payable on any issued shares of Preferred Stock, and restrictions on dividends on the Common Stock if dividends on the Preferred Stock are in arrears; (b) dilution of the voting power of the Common Stock to the extent that the Preferred Stock has voting rights; and
(c) the holders of Common Stock not being entitled to share in the Parent's assets upon liquidation until satisfaction of any liquidation preference granted to the Preferred Stock. This provision and the issuance of Preferred Stock in accordance with such provision, while providing flexibility in connection with possible acquisitions and other corporate purposes, could be deemed to have a potential anti-takeover effect and the issuance of Preferred Stock in accordance with such provision may delay, prevent or discourage an acquisition or change of control of the Company.

EFFECT OF FAILURE TO APPROVE PROPOSAL NO. 2

     If the Stockholders fail to approve Proposal No. 2, the current provisions of the Company's Certificate of Incorporation will remain in place and the Company will be unable to issue Preferred Stock in order to raise capital for proposed expansion.

VOTE REQUIRED TO APPROVE PROPOSAL NO. 2

     The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote is required to authorize the proposed designation of the Preferred Stock. If the amendment is authorized, the text of Article Fourth of the Company's Certificate of Incorporation will be amended as follows:

     FOURTH:   (a)  The authorized capital stock of the Corporation shall consist of 50,000,000 shares of which 40,000,000 shares shall be designated Common Stock, par value $0.01 per share (the "Common Stock"), and
10,000,000 shares shall be designated Preferred Stock, par value $0.001 per share (the "Preferred Stock").

     (b) Shares of Preferred Stock may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be fixed by the Board of Directors of the Corporation (the "Board of Directors") prior to the issuance of any shares thereof. Each such class or series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the laws of the State of Delaware.

RECOMMENDATION OF THE BOARD

     The Board of Directors unanimously approved the adoption of Proposal No. 2. The Board of Directors unanimously recommends a vote FOR Proposal No. 2.


                          EXECUTIVE COMPENSATION

     The following tables set forth certain information as to the Company's Chief Executive Officer and its Executive Vice President of Sales and Marketing. No other executive officer of the Company had compensation in excess of $100,000 during the period:

SUMMARY COMPENSATION TABLE
                                          Annual Compensation
                             _______________________________________
Name and Principal Position  Year      Salary     Bonus     Other(1)   Options
______________________________________________________________________________
Michael D. Bick, Ph.D.       1996     $123,800   $30,000  $14,900       22,000
  Chief Executive Officer    1995      123,000        --    7,700       37,000
                             1994       91,100        --    7,100       12,349

Keith R. Gould               1996      147,500        --   17,400(2)     8,000
  Executive Vice President   1995      143,600        --   11,800(2)     8,000
  Sales and Marketing        1994      132,600        --   10,300(2)   250,000

OPTION GRANTS IN LAST FISCAL YEAR
                                       Percent of Total
                                        Options Granted
                              Options      to Employees  Exercise   Expiration
Name                        Granted(3)   in Fiscal Year     Price         Date
______________________________________________________________________________
Michael D. Bick, Ph.D.         22,000              3.7%     $1.58    2/12/2001

Keith R. Gould                  8,000              1.3       1.44    2/12/2006

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES
                                                                       Value of
                                                     Number of      Unexercised
                                                   Unexercised     in-the-Money
                                                    Options at       Options at
                            Shares                    Year-End      Year-End(4)
                          Acquired               -------------    -------------
                                on     Value      Exercisable/     Exercisable/
Name                      Exercise  Realized     Unexercisable    Unexercisable
_______________________________________________________________________________
Michael D. Bick, Ph.D.          --        --     81,814/22,000  $118,978/36,718

Keith R. Gould                  --        --    144,047/96,953 $299,096/197,965


________________________

(1) Represents payment of a car allowance, payment by the Company of premiums on a life insurance policy as to which the Company is not a beneficiary, and contributions to the Company's 401(k) profit sharing plan.
(2) Also includes $6,666.66 representing indebtedness of Mr. Gould to the Company which was forgiven during the year.
(3) Grants are exercisable at the rate of 25% per year beginning one year from the date of grant.
(4) Determined as the difference between the closing trade price on December 31, 1996 ($3.25/share) and the aggregate price of the options covering such shares.

PRIOR PERFORMANCE OF COMPANY COMMON SHARES

     The following chart presents, for the period commencing December 31,1991 and ending on December 31, 1996, the yearly percentage change in the Company's cumulative total return on its Common Stock with the cumulative total return for the same period, assuming reinvestment of dividends, of the NASDAQ Stock Market Index (US) (January 1, 1992 = $100) and the NASDAQ non-financial index (January 1, 1992 = $100). "Cumulative total return" of the Company's Common Stock is measured by dividing (i) the difference between the Company's share price at the end and beginning of the measurement period, with share prices adjusted for stock splits and stock dividends effected during the period.

                                      Cumulative Total Return
___________________________________________________________________________

                            12/91   12/92   12/93  12/94   12/95  12/96
___________________________________________________________________________
Biopool International        100     200    136     118    179     371

NASDAQ Stock Market-US       100     116    134     131    185     227

NASDAQ Non-Financial         100     109    126     121    169     206


COMPENSATION OF DIRECTORS

  Non-employee directors receive $3,000 per calendar year, plus $500 for each Board of Directors meeting attended. The Company pays all out-of-pocket fees of attendance. In addition, non-employee directors receive non-qualified stock options to purchase the Company's Common Stock under the 1993 Incentive Stock Option Plan.

                  BENEFICIAL OWNERSHIP OF COMMON STOCK

  The following table sets forth as of April 25, 1997, certain information regarding the ownership of the Company's Common Stock by (i)
each person known by the Company to be the beneficial owner of more than 5%
of the outstanding shares of Common Stock, (ii) each of the Company's directors, (iii) each named executive and (iv) all of the Company's executive officers and directors as a group.  Unless otherwise indicated, the address of each person shown is c/o the Company, 6025 Nicolle Street,
Ventura, California 93003.  References to options to purchase Common Stock are either currently exercisable or will be exercisable within 60 days of
April 25, 1997.
                                    Number of Shares
                                   Beneficially Owned     Percent of Class
___________________________________________________________________________
Zesiger Capital Group LLC               1,508,800(1)              17.6%

Michael D. Bick, Ph.D.                  1,101,688(2)              12.8

Andrew L. Cerskus, Ph.D.                  530,790(3)               6.2

Douglas L. Ayer                           162,883(4)               1.9

Keith R. Gould                            146,546(5)               1.7

Lewis J. Kaufman                           52,724(6)                *

All executive officers and              1,994,631(7)              23.2
directors as a group
(6 persons)
________________________
* Less than 1%

(1) Based solely on information provided to the Company by Zesiger Capital Group LLC, 320 Park Avenue, New York, NY 10022, pursuant to SEC
    Schedule 13G.
(2) Includes 88,688 shares of Common Stock subject to options.
(3) Includes 466,071 shares of Common Stock held by the Cerskus Investments Corporation, an investment company owned jointly by Dr. Cerskus and his wife, and 71,219 shares of Common Stock subject to options. Dr. Cerskus' address is c/o MBI Fermentas Inc., 7 Innovation Drive, Flamborough, ON, Canada, L9H 7H9.
(4) Includes 111,634 shares of Common Stock subject to a currently exercisable warrant held by ICP, Inc. and 51,249 shares of Common Stock subject to options held by ICP, Inc., of which Mr. Ayer is a stockholder.
(5) Represents shares of Common Stock subject to options.
(6) Includes 43,749 shares of Common Stock subject to options.
(7) Includes 401,451 shares of Common Stock subject to options and 111,634 shares of Common Stock subject to currently exercisable warrants.

              CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    On December 12, 1997, the Company entered into an agreement with certain private investors to purchase 500,000 shares of the Company's Common Stock for $2.1875 per share. International Capital Partners, Inc., of which Mr. Ayer, a director of the Company, is a shareholder, earned a finder's fee of $54,687.

                                 AUDITORS

    Ernst & Young, independent certified public accountants, were selected by the Board of Directors to serve as independent auditors of the Company for the fiscal year ended December 31, 1996, and have been selected upon recommendation of the Board of Directors to serve as independent auditors for the fiscal year ending December 31, 1997. Representatives of Ernst & Young are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will respond to appropriate questions from shareholders.

                         PROPOSALS OF STOCKHOLDERS

    A proper proposal submitted by a shareholder for presentation at the Company's 1998 Annual Meeting and received at the Company's executive offices no later than December 31, 1997, will be included in the Company's proxy statement and form of proxy relating to the 1998 Annual Meeting.

                               OTHER MATTERS

    The Board of Directors is not aware of any matter to be acted upon at the Annual Meeting other than described in this Proxy Statement. Unless otherwise directed, all shares represented by the persons named in the accompanying proxy will be voted in favor of the proposals described in this Proxy Statement. If any other matter properly comes before the meeting, however, the proxy holders will vote thereon in accordance with their best judgment.

                       ANNUAL REPORT TO STOCKHOLDERS

    The Company's Annual Report for the fiscal year ended December 31, 1996 is being mailed to stockholders along with this Proxy Statement. The Annual Report is not to be considered part of the soliciting material.

                           REPORT ON FORM 10-KSB

    The Company undertakes, upon written request, to provide, without charge, each person from whom the accompanying proxy is solicited with a copy of the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996, as filed with the Securities and Exchange Commission, including the financial statements and schedules thereto, but excluding exhibits thereto. Requests should be addressed to Biopool International, Inc., 6025 Nicolle Street, Ventura, California 93003, Attention: Chief Executive Officer.

                        BIOPOOL INTERNATIONAL, INC.
                 Proxy for Annual Meeting of Shareholders


    The undersigned, a Shareholder of BIOPOOL INTERNATIONAL, INC., a Delaware corporation (the "Company"), hereby appoints Michael D. Bick and Robert K. Foote, and each of them, the proxies of the undersigned, each with full power of substitution, to attend, vote and act for the undersigned at the Annual Meeting of Shareholders of the Company, to be held on May 29, 1997, and any adjournments thereof, and in connection therewith, to vote and represent all of the shares of the Company which the undersigned would be entitled to vote, as follows:

           THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
                        BIOPOOL INTERNATIONAL, INC.

/X/ PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE

The Board of Directors recommends a vote FOR the following Proposals.

1.  ELECTION OF DIRECTORS, as provided in the Company's Proxy Statement:
    Authority to vote for the nominees listed below:  Michael D. Bick,
    Ph.D.   Andrew L. Cerskus, Ph.D.   Douglas L. Ayer   N. Price Paschall

              / /  FOR                      / /  WITHHELD

    For, except vote withheld from the following nominee(s):

    ______________________________________________________________________


2. AMENDMENT OF CERTIFICATE OF INCORPORATION AUTHORIZING PREFERRED STOCK, as provided in the Company's Proxy Statement.

              / /  FOR                      / /  WITHHELD


The undersigned hereby revokes any other proxy to vote at such Meeting, and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitation hereof, said proxies are authorized to vote in accordance with their best judgment.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ABOVE OR, TO THE EXTENT NO CONTRARY DIRECTION IS INDICATED, WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR THE ELECTION OF THE DIRECTORS NAMED, AND AS SAID PROXY SHALL DEEM ADVISABLE ON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING, UNLESS OTHERWISE DIRECTED.

/ / Please indicate by checking this box if you anticipate attending the Annual Meeting.

The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting and accompanying Proxy Statement dated April 25, 1997, relating to the Meeting.


___________________________________________________________________________
Signature(s) of Shareholder(s) (See Instructions Below)

Dated__________, 1997


The signature(s) hereon should correspond exactly with the name(s) of the Shareholder(s) appearing on the Share Certificate. If stock is jointly held, all joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign the full corporation name, and give title of signing officer.